                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tavanza, Inc. 2000 Stock Incentive Plan of Celeritek, Inc., of our report dated April 25, 2002, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

                                        /S/ ERNST & YOUNG LLP

San Jose, California
January 10, 2003